UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDED REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 07, 2009

Worldwide Energy and Manufacturing USA, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-31761 (Commission File Number)	84-1536519 (IRS Employer Identification No.)

408 N Canal St., South San Francisco, CA 94080
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (650) 794-9888

Copies to:

Jehu Hand, Esq.

24351 Pasto Road Suite B

Dana Point California 92629

Phone: (949) 489-2400

Fax: (949) 489-0034

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 15, 2008, the Registrant filed a Current Report on Form 8-K with the Securities and Exchange Commission to report the acquisition of 55% of Shanghai De Hong Electric and Electronic Company Limited ("De Hong") through acquiring 55% of the outstanding capital stock of De Hong, a China corporation, through Worldwide’s wholly-owned subsidiary Intech Electro- Mechanical Products Co., Ltd., a China corporation (“Intech”) as described below. At the time of the filing, certain financial statements were not available and, accordingly, were not filed with that Current Report.

The terms of the Agreement dated February 3, 2008 were that Intech paid cash consideration of approximately 1 million dollars for 55% interest in De Hong in two installments with the first installment of $714,286 being paid within three months of receiving the business license which occurred on October 10, 2008 and the second installment of $285,714 being paid no later than December 15, 2008.  The Company funded the acquisition with some of the proceeds from its $4,747,970 unregistered sales of Equity Securities on June 23, 2008 or 1,055,103 shares of common stock.

Shanghai De Hong Electric and Electronic Company is the holding company for the operating subsidiary Shanghai Detron Electronic Co. ("Detron").  Through this operating subsidiary, Detron is a power supply factory in Shanghai, China with designing and R & D capabilities. Detron revenues were about $4.4 million for the twelve months ended December 31, 2007 and about $3.6 million for the nine-month period ending September 30, 2008. Current management of Detron will remain in place, although changes will be made in management of Shanghai De Hong Electric and Electronic Company where Intech and Shanghai Jingde Electric and Electronics Company limited will have 55% and 45% control, respectively. In addition the two entities of Dehong and Detron will be combined and the result will be a new company Shanghai Intech-Tron Electron Electric Co., Ltd. ("Tron").

The purchase price was determined by negotiations between the Company, on the one hand, and the stockholders of Shanghai De Hong Electric and Electronic Company, on the other.

The Registrant is filing this Amendment to include in the Current Report the most recent interim historical financial statements and year-end audited report of Shanghai Detron Electric and Electronic Company and the pro forma financial information required to be filed under Item 9.01 as follows:

•	Pro forma financial information of Worldwide Energy and Manufacturing USA, Inc as of the twelve- and nine-month periods ended December 31, 2007 and September 30, 2008, respectively.

•	Audited consolidated financial statements of Shanghai Detron Electric and Electronic Company as of December 31, 2007 (filed as exhibit 99.3), and

•	Unaudited financial statements for Shanghai Intech-Tron Electron Electric Co., Ltd for the nine months ended September 30, 2008 (filed as exhibit 99.4).

Item 9.01 Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired.

(1)

Audited consolidated financial statements of Shanghai Detron Electric and Electronic Company as of December 31 2007 and 2006, and

(2)

Unaudited financial statements for Shanghai Intech-Tron Electron Electric Co., Ltd. for the nine months ended September 30, 2008 and 2007.

(b)

Pro Forma Financial Information.

          The following unaudited pro forma combined financial statements combine the historical consolidated balance sheets and statements of income of Worldwide and Detron, giving effect to the acquisition of Detron using the purchase method of accounting. Certain historical balance sheet and income statement amounts of Detron have been reclassified to conform to the financial statement presentation of Worldwide.

          The unaudited pro forma combined balance sheet as of December 31, 2007 gives effect to the acquisition of Detron as if it had occurred on December 31, 2007. The unaudited pro forma combined statements of income assume the acquisition of Detron was effected on January 1, 2007 for the pro forma statements of income for the nine months ended September 30, 2008 and the year ended December 31, 2007, respectively.

          The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of Worldwide that would have been reported had the acquisition occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of Worldwide at any future date or the consolidated results of operations of Worldwide for any future period.

          The acquisition of Detron is being accounted for using the purchase method of accounting. The pro forma information presented, including allocation of the purchase price, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed. As we complete the valuation of the assets acquired and liabilities assumed in accordance with purchase accounting rules, the actual adjustments may differ from the pro forma adjustments, and the differences may be material.

          The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements, including the notes thereto, and other information of Worldwide included in its Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2008, respectively, and the financial statements of Detron included in Exhibits 99.3 and 99.4 of this Amendment.

WORLDWIDE ENERGY AND MANUFACTURING USA INC. PRO FORMA STATEMENTS

Index
Page

Unaudited Pro Forma Combined Balance Sheet As of September 30, 2008	5

Notes to Unaudited Pro Forma Combined Balance Sheet	6

Unaudited Pro Forma Combined Statement of Income For the Nine Months Ended September 30, 2008	7

Unaudited Pro Forma Combined Statement of Income For the Year Ended December 31, 2007	8

Notes to Unaudited Pro Forma Combined Statements of Income	9

WORLDWIDE ENERGY AND MANUFACTURING USA INC.
Unaudited Pro Forma Combined Balance Sheet
As of September 30, 2008

		Detron	Less, Assets and
	Worldwide		Liabilities not	Pro Forma
	Energy		Purchased	Combined
			A
Assets
Cash and cash equivalents	$4,462,744	$411,316		$4,874,060
Accounts receivable, net	5,895,061	1,929,314		7,824,375
Notes receivable	-	226,877		226,877
Inventories	3,809,341	774,295		4,583,636
Advances to suppliers	299,756	21,703		321,459
Prepaids and other current assets	763,469	231,967		995,436

Total current assets	15,230,371	3,595,472		18,825,843

Property, plant and equipment, net	1,193,805	158,520		1,352,325

Deposit paid for investment	777,068	-		777,068

Other assets	19,074	3,494		22,568

Total assets	$17,220,318	$3,757,486		$20,977,804

Liabilities & Shareholders’ Equity
Accounts payable	$4,063,532	$962,839		$5,026,371
Lines of credit	1,960,000	-		1,960,000
Accrued expenses	284,638	422,943		707,581
Income taxes payable	97,493	29,717		127,210
Current maturities of long-term debt	884	-		884
Related parties payable	-	1,015,773		1,015,773

Total current liabilities	6,406,547	2,431,272		8,837,819

Long-term bank loan	965,369	-		965,369
Loan payable to shareholder	60,024	-		60,024

Total long term liabilities	1,025,393	-		1,025,393

Total liabilities	7,431,940	2,431,272		9,863,212

Minority Interest	-	596,793		596,793

Total shareholders’ equity (deficit)	9,788,378	729,421		10,517,799

Total liabilities and shareholders’ equity	$17,220,318	$3,757,486		$20,977,804

WORLDWIDE ENERGY AND MANUFACTURING USA
Notes to Unaudited Pro Forma Combined Balance Sheet

A.	Assets and Liabilities Not Purchased by worldwide

Worldwide purchased 55% of the assets of De Hong, this pro forma adjustment reflects the 55% ownership of DeHong.  Shanghai De Hong Electric and   Electronic Company is the holding company for the operating subsidiary Shanghai Detron Electronic Co. ("Detron").   The ownership of Shanghai De Hong Electric and Electronic Company is controlled by Worldwide through its wholly owned subsidiary Intech and Shanghai Jingde Electric and Electronics Company limited which have 55% and 45 % control, and ownership of its assets, respectively. In addition the two entities of Dehong and Detron will be combined and the result will be a new company Shanghai Intech-Tron Electron Electric Co., Ltd. ("Tron").

B.	All Other Pro Forma Adjustments

(i) Inventories

Represents the pro forma adjustment to record inventories at fair market value based on current estimates.

(ii) Property, Plant, & Equipment

Represents the pro forma adjustment to record the estimated fair values of De Hong’s real and personal property based upon preliminary estimates. The values of these assets are subject to adjustment upon completion of our valuations.

(iii) Income taxes payable

The pro forma adjustments to income taxes payable are related to the following item - 1) tax effect of the acquisition of Detron.

(iv) Long-Term Debt

Represents the pro forma adjustment to the outstanding

(v) Deferred Income Taxes

The deferred tax liability represents the pro forma adjustment for the additional book/tax differences created from the allocation of purchase price to the fair values of the De Hong acquired assets and assumed liabilities. These estimates are based on the estimated prospective statutory tax rate of approximately 15% for the combined company and could change based on changes in the applicable tax rates and finalization of the combined company’s tax position as well as based on changes in the allocation of the purchase price among the acquired assets and liabilities assumed.

(vi) Shareholders’ Equity

Represents the pro forma adjustments to eliminate the historical stockholders’ equity of Detron.

Worldwide Energy and Manufacturing
Unaudited Pro Forma Combined Statement of Income
For the Nine Months Ended September 30, 2008

	Worldwide Energy	Detron	Less Assets and Liabilities not Purchased	Pro Forma Combined

Net Sales
	$ 31,348,064	$ 3,616,153	$	$ 34,964,217
Costs and expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	27,493,975	2,599,422		30,093,397
Stock based compensation, management and professional fees, selling, general and administrative	2,548,182	865,875		3,414,057
Depreciation and amortization	10,713	41,206		51,919
Operating income	1,295,194	109,650		1,404,844
Interest expense	(74,375)	-		(74,375)
Other income (expense), net	(10,054)	37,984		27,930
Income from continuing operations before income taxes	1,210,765	147,634		1,358,399
Provision for income taxes	(16,813)	(53,999)		(70,812)
Income from continuing operations	1,193,952	93,635		1,287,587
Income from discontinuing operations, net of tax	2,017	-		2,017
Income before minority interest	1,195,969	93,635		1,289,604
Less Minority Interest	-	(42,136)		(42,136)
Net Income	1,195,969	51,499		1,247,468
Other comprehensive income foreign currency	(235,989)	79,709		(156,280)
Comprehensive Income	959,980	131,208		1,091,188
Earning per	$ .45			$ .49
Weighted average shares outstanding — basic	2,652,245			2,652,245

Worldwide Energy and Manufacturing USA
Unaudited Pro Forma Combined Statement of Income
For the Year Ended December 31, 2007

			Less,
	Worldwide Energy	Detron	Assets and
			Liabilities not	Pro Forma
			Purchased	Combined
			A
Net sales	$12,132,710	$4,438,216		$16,570,926

Costs and expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	8,350,621	3,237,555		11,588,176
Stock based compensation, management and professional fees, selling, general and administrative	2,979,847	1,311,874		4,291,721
Depreciation and amortization	106,480	86,645		193,125

Operating income	695,762	(197,858)		497,904

Interest expense	(79,544)	-		(79,544)
Other income (expense), net	(106,270)	98,888		(7,382)

Income from continuing operations before income taxes	509,948	(98,970)		410,978

Provision for income taxes	65,726	(107,151)		(41,425)

Income before minority interest	575,674	(206,121)		369,553

Minority interest	-	(78,982)		(78,982)

Net income	575,674	(285,103)		290,571

Foreign currency translation adjustment	135,610	80,359		215,969

Other comprehensive income (loss)	$711,284	$(204,744)		$506,540

Earnings per share	$.28			$.14

Weighted average shares outstanding — basic	2,035,495			2,035,495

WORLDWIDE ENERGY AND MANUFACTURING USA

NOTES TO UNAUDITED PRO FORMA
COMBINED STATEMENTS OF INCOME

A.

Assets and Liabilities Not Purchased by Worldwide

Worldwide purchased 55% of the assets of De Hong, and this pro forma adjustment reflects the 55% ownership of DeHong.  Shanghai De Hong Electric and   Electronic Company is the holding company for the operating subsidiary Shanghai Detron Electronic Co. ("Detron").   The ownership of Shanghai De Hong Electric and Electronic Company is controlled by Worldwide through its wholly owned subsidiary Intech and Shanghai Jingde Electric and Electronics Company limited which have 55% and 45 % control, and ownership of its assets, respectively.

B.	Other Pro Forma Adjustments

(i) Depreciation and Amortization Expense

To reflect the pro forma effect on depreciation and amortization expense of the write-up of De Hong’s property, plant and equipment to their estimated fair market values at the date of the acquisition. The amount of this adjustment may change as the values of the underlying asset valuations are finalized.

(ii) Income Tax Provision

To reflect the pro forma effect on consolidated income tax expense of the above adjustments, determined based on an estimated prospective effective tax rate of 15% for the combined company. This estimate could change based on changes in the applicable tax rates and finalization of the combined company’s tax position.

(d)	Exhibits.

Exhibit No.	Description

2.1

Agreement on Contractual Joint Venture dated February 3, 2008 (English Translation) herein incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2008.

99.3	The consolidated audited financial statements of Shanghai De Hong Electric and Electronic as of December 31, 2007.

99.4	The unaudited consolidated financial statements of Shanghai De Hong Electric and Electronic as of September 30, 2008 and 2007 for the nine months ended September 30, 2008 and 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Worldwide Energy and Manufacturing USA, Inc.

Date: January 9, 2009

 /s/ Jimmy Wang

Jimmy Wang, President and Chief Executive Officer